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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


        As independent auditors, we hereby consent to the use in this Registration Statement on Form 20-F, dated September 18, 1998, for Tele Centro Oeste Celular Participacoes S.A. of our report dated July 17, 1998 relating to the consolidated financial statements of Tele Centro Oeste Celular Participacoes S.A. for the years ended December 31, 1995, 1996 and 1997 and as of December 31, 1996 and 1997.


/s/ KPMG Peat Marwick



Sao Paulo, Brazil
September 18, 1998